Exhibit 5.1
[PERKINS COIE LETTERHEAD]
March 8, 2007
Safeco Corporation
Safeco Plaza
4333 Brooklyn Avenue, N.E.
Seattle, WA 98185

Re:	Registration Statement on Form S-3 Filed by Safeco Corporation
Ladies and Gentlemen:
     We have acted as counsel to Safeco Corporation, a Washington corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (“Rules”), of a registration statement on Form S-3 (the “Registration Statement”) for the registration of the sale from time to time of:
     (a) shares of the Company’s common stock, no par value per share (the “Common Stock”),
     (b) shares of the Company’s preferred stock, no par value per share, which may be convertible preferred stock (the “Preferred Stock”),
     (c) debt securities of the Company, which may be either senior debt securities or subordinated debt securities (the “Debt Securities”),
     (d) convertible debt securities of the Company, which may be either convertible senior debt securities or convertible subordinated debt securities (the “Convertible Debt Securities”),
     (e) stock purchase contracts, which represent contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of Common Stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates (the “Stock Purchase Contracts,” and together with the Common Stock, Preferred Stock, Debt Securities and Convertible Debt Securities, the “Main Securities”), and
     (f) units, which comprise of one or more of the Main Securities sold in any combination (the “Units,” and together with the Main Securities, the “Securities”).

Safeco Corporation
March 8, 2007

     The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Securities are to be sold and will file the applicable amendment to the Registration Statement (which may include as an exhibit an amendment to this opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.
     In each case, except as otherwise set forth in the applicable amendment to the Registration Statement or prospectus supplement: (a) any Common Stock will be issued under the Company’s Restated Articles of Incorporation, as amended from time to time; (b) any series of Preferred Stock will be issued under the Company’s Restated Articles of Incorporation, as amended from time to time, and one or more resolutions of the Company’s Board of Directors (the “Board”) setting forth the terms and conditions of the Preferred Stock, as the case may be; (c) any Debt Securities will be issued in one or more series pursuant to an applicable debt indenture (together with any supplemental indentures, a “Debt Indenture”) entered into between the Company and a trustee thereunder (the “Debt Trustee”) in a form that will have been filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; (d) any Convertible Debt Securities will be issued in one or more series pursuant to an applicable convertible debt indenture (together with any supplemental indentures, a “Convertible Debt Indenture”) entered into between the Company and a trustee thereunder (the “Convertible Debt Trustee”) in a form that will have been filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; (e) any Stock Purchase Contracts will be issued pursuant to one or more stock purchase contract agreements (each a “Stock Purchase Contract Agreement”) entered into between the Company and an entity identified therein as a stock purchase contract agent (the “Stock Purchase Contract Agent”) in a form that will have been filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; and (f) any Units will be issued pursuant to one or more unit agreements (each a “Unit Agreement”) entered into between the Company and an entity identified therein as a unit agent (the “Unit Agent”) in a form that will have been filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein.
     As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Securities (the “corporate proceedings”), the Board or a committee thereof or, in the case of Debt Securities, certain authorized officers of the Company as authorized by the Board, will, before the Securities are issued and sold under the Registration Statement, authorize the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement, and such applicable corporate proceedings shall be in full force and effect at any such issuance and sale.

Safeco Corporation
March 8, 2007

     In our capacity as counsel to the Company, we have examined or are otherwise familiar with the Company’s Restated Articles of Incorporation, as amended, and Bylaws, as amended, the Registration Statement, such of the corporate proceedings as have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of the opinions expressed below, we also assume (a) that the Registration Statement and any amendments or supplements thereto shall have become and be effective pursuant to timely filing under the Securities Act, (b) a prospectus supplement describing each class and series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and the Rules, will be timely filed with the Commission, (c) with respect to the opinions in Paragraphs 3 and 5 below, the Company and the Debt Trustee or the Convertible Debt Trustee, as applicable, will have complied with the terms and conditions of the Debt Indenture or the Convertible Debt Indenture, as applicable, including, the creation, authentication and delivery of any supplemental indenture to any such indenture, (d) any Securities issuable upon conversion, exchange, or exercise of any other Security, will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), duly executed and delivered and validly issued, and (e) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
     Based on and subject to the foregoing, we are of the opinion that:
1.	The Common Stock, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, will be validly issued, fully paid and nonassessable.

2.	When (a) the terms of any particular series of Preferred Stock have been established in accordance with the Company’s Restated Articles of Incorporation, as amended from time to time, and the resolutions of the Board, or a duly authorized committee thereof, authorizing the issuance and sale of Preferred Stock, (b) a statement of designation conforming with Washington law regarding the Preferred Stock has been filed with the Secretary of State of the State of Washington and (c) the Preferred Stock has been issued, sold and

Safeco Corporation
March 8, 2007

delivered in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and in accordance with the terms of the particular series as established by the Board, or a duly authorized committee thereof, and as contemplated by the applicable corporate proceedings, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.	When a Debt Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and assuming due authorization, execution and delivery by the Debt Trustee, such Debt Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.	When (a) the applicable Debt Securities have been duly authorized by the Company, (b) the final terms of the applicable Debt Securities have been duly established and approved and (c) the applicable Debt Securities have been duly executed by the Company and authenticated by the Debt Trustee in accordance with the applicable Debt Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto), and any prospectus supplements related thereto, and as contemplated by the applicable corporate proceedings, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Debt Indenture.

5.	When a Convertible Debt Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act, and assuming due authorization, execution and delivery by the Convertible Debt Trustee, such Convertible Debt Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

Safeco Corporation
March 8, 2007

6.	When (a) the applicable Convertible Debt Securities have been duly authorized by the Company, (b) the final terms of the applicable Convertible Debt Securities have been duly established and approved and (c) the Convertible Debt Securities have been duly executed by the Company and authenticated by the Convertible Debt Trustee in accordance with the applicable Convertible Debt Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, the Convertible Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Convertible Debt Indenture.

7.	When a Stock Purchase Contract Agreement and the related Stock Purchase Contracts, as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, have been duly authorized and executed by the Company and the Stock Purchase Contracts have been delivered by the Company to and paid for by the purchasers thereof as contemplated by the Stock Purchase Contract Agreement, and assuming due authorization, execution and delivery of the Stock Purchase Contracts by the Stock Purchase Contract Agent in accordance with such Stock Purchase Contract Agreement, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.	When a Unit Agreement and the related Units, as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, have been duly authorized and executed by the Company and the Units have been delivered by the Company to and paid for by the purchasers thereof as contemplated by the Unit Agreement, and assuming due authorization, execution and delivery of the Units by the Unit Agent in accordance with the Unit Agreement, the Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     The foregoing opinions are subject to the following exclusions and qualifications:
     a. Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited

Safeco Corporation
March 8, 2007

to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.
     b. We express no opinion as to enforceability of any right or obligation to the extent such right and obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally, (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.
     c. We are qualified to practice law in the State of Washington and do not express any opinions herein concerning any laws other than the laws in their current forms of the State of Washington and the federal securities laws of the United States of America.
     This opinion letter is rendered solely for your benefit in connection with the offer and sale of the Securities and may not be relied upon, quoted or used by any other person or entity or for any other purpose without our prior written consent.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours,
/s/ PERKINS COIE LLP